EXHIBIT 99

[GRAPHIC OF SUNSTONE HOTEL INVESTORS, INC.]

FOR IMMEDIATE RELEASE

For Additional Information:

Investor Relations	Amy Cozamanis	Laurie Berman
Sunstone Hotel Investors, Inc.	Investor/Analyst Information	General Information
(949) 369-4204	Financial Relations Board	Financial Relations Board
	(310) 854-8314	(310) 854-8315

SUNSTONE HOTEL INVESTORS REPORTS RESULTS OF OPERATIONS FOR THIRD QUARTER 2004

Issues Earnings Guidance for Fourth Quarter and Full Year 2004

SAN CLEMENTE, CA; December 1, 2004 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today announced results of operations for the third quarter ended September 30, 2004.

On October 26, 2004, Sunstone Hotel Investors, Inc. closed its initial public offering. As defined in the prospectus, the following are highlights of the Formation and Structuring Transactions (see page 46 of the Company’s Prospectus dated October 20, 2004 for a detailed description) that took place:

•	Sold 24,459,737 shares of common stock for gross proceeds of $415.8 million including the 3,165,000 shares of common stock sold in connection with the full exercise of the underwriters’ over-allotment option.

•	Entered into a management contract with Interstate Hotels and Resorts (NYSE: IHR) to manage 49 properties.

•	Entered into a $150.0 million senior secured revolving credit facility.

•	Entered into a $75.0 million subordinate term loan facility.

•	Paid down $210.1 million of existing, pre-payable first-mortgage debt.

•	Modified a $308.4 million floating-rate first-mortgage loan by converting $250.0 million of the floating rate loan to a fixed rate of 5.95% and reducing the floating rate from LIBOR + 335 bps to LIBOR + 225 bps on the balance of the loan.

Robert A. Alter, Chief Executive Officer, stated, “We are very pleased to have successfully completed our initial public offering along with a number of other important transactions that will allow our hotels to continue to prosper and provide us with the financial flexibility to grow our company. We believe that it is a very exciting time in the hotel cycle and we will seek to take advantage of the opportunity to deliver attractive returns to our shareholders.”

Third Quarter Pro Forma Highlights:

The Company has filed contemporaneously with this press release the Form 10-Q with the SEC for the period ending September 30, 2004. In addition to the required historical financial statements for the quarter and nine-months ended September 30, 2004 and the comparable periods ended September 30, 2003 included in the filing, the Company has also included pro forma income statements that include the Formation and Structuring Transactions for the same periods and a pro forma balance sheet at September 30, 2004. We believe that the pro forma income statements are useful to understand the effect of those transactions on our operations and financial performance during the periods.

Jon D. Kline, Chief Financial Officer, stated, “We are pleased to be reporting such strong results in our first release since our initial public offering. Operating trends have been positive as demonstrated by our results.”

Listed below are certain highlights from the pro forma and historical financial statements.

•	Total pro forma revenue was $129.3 million and $366.2 million for the quarter and nine-month period ending September 30, 2004, respectively, compared to $120.2 million and $339.1 million for the quarter and nine-month period ending September 30, 2003, respectively.

•	Historical revenue was $134.8 million and $377.4 million for the quarter and nine-month period ending September 30, respectively, compared to $122.1 million and $341.7 million for the quarter and nine-month period ending September 30, respectively.

•	Pro forma income from continuing operations was $7.4 million and $9.7 million for the quarter and nine-month period ending September 30, 2004, respectively, as compared to $3.8 million and $1.8 million for the quarter and nine-month period ending September 30, 2003, respectively.

•	Historical income (loss) from continuing operations was $5.9 million and $3.5 million for the quarter and year nine-month period ending September 30, 2004, respectively, as compared to $0.3 million and ($5.2) million for the quarter and year nine-month period ending September 30, 2003, respectively.

•	Pro forma income from continuing operations per diluted share was $0.23 and $0.31 for the quarter and nine-month period ending September 30, 2004, respectively, compared to $0.12 and $0.06 for the quarter and nine-month period ending September 30, 2003, respectively.

•	Pro forma EBITDA, which is earnings (loss) from continuing operations before interest expense, income taxes, depreciation and amortization, was $33.4 million and $84.8 million for the quarter and nine-month period ending September 30, 2004, respectively, compared to $29.0 million and $74.9 million for the comparable periods in 2003, respectively. Pro forma EBITDA includes a non-cash impairment loss of $7.4 million for the nine-month period ending September 30, 2004.

•	Historical EBITDA, which is net income before interest expense, income taxes, depreciation and amortization, was $33.7 million and $69.5 million for the quarter and nine-month period ending September 30, 2004, respectively, compared to $35.7 million and $89.5 million for the comparable periods in 2003, respectively. Historical EBITDA includes the following non-cash items: gain on sale of $3.1 million for the quarter and nine-month period ending September 30, 2003; a loss on sale of $0.8 million for the third quarter 2004; a loss on sale of $1.2 million, impairment loss on continuing operations of $7.4 million and an impairment loss on discontinued operations of $17.0 million for the nine-month period ending September 30, 2004.

•	Pro forma Funds from Operations (FFO) to common stockholders was $18.8 million and $42.9 million for the quarter and nine-month period ending September 30, 2004, respectively, compared to $14.3 million and $33.3 million for the quarter and nine-month period ending September 30, 2003, respectively. Pro forma Funds from Operations (FFO) to common stockholders includes a non-cash impairment loss from continuing operations of $7.4 million for the nine-month period ending September 30, 2004.

•	Historical Funds from Operations (FFO) to common stockholders was $20.0 million and $27.8 million for the quarter and nine-month period ending September 30, 2004, respectively, compared to $14.7 million and $38.1 million for the quarter and nine-month period ending September 30, 2003, respectively. Historical Funds from Operations (FFO) to common stockholders includes the following non-cash items: an impairment loss from continuing operations of $7.4 million and an impairment loss from discontinued operations of $17.0 million for the nine-month period ending September 30, 2004.

•	Pro forma Funds from Operations (FFO) per diluted share was $0.59 and $1.36 for the quarter and nine-month period ending September 30, 2004, respectively, compared to $0.45 and $1.05 for the quarter and nine-month period ending September 30, 2003, respectively.

Disclosure regarding the non-GAAP financial measures EBITDA and FFO is included as an attachment to this release, along with reconciliation to net income (loss) or pro forma income (loss) from continuing operations.

Comparable pro forma hotel revenue per available room (“RevPAR”) for the 53 hotels (excludes Residence Inn by Marriott located in Rochester, Minnesota which opened June 2004) during the third quarter increased 6.6% as compared to the third quarter of 2003, driven by an increase in occupancy of 2.4 percentage points and a 3.2% increase in average room rate. Comparable pro forma hotel adjusted operating profit margins for the third quarter increased 140 basis points. Year-to-date, comparable hotel RevPAR increased 6.3%.

Acquisitions and Dispositions

In the third quarter 2004, the Company sold two hotels, the Four Points by Sheraton located in Silverthorne, Colorado and the Concord Hotel and Conference Center located in Concord, California, with an aggregate total of 484 rooms and gross sale proceeds of $8.4 million. Subsequent to September 30, 2004, the Company sold two additional hotels, the Holiday Inn located in Flagstaff, Arizona and the San Marcos Resort and Conference Center located in Chandler, Arizona, with an aggregate total of 451 rooms and gross sales proceeds of $21.3 million.

Gary Stougaard, Chief Investment Officer, commented “We continue to execute our strategy of upgrading the overall quality of the portfolio and selling non-core hotels.”

Capital Expenditures

In the third quarter 2004, the Company invested $13.8 million in capital expenditures across the portfolio. For the year-to-date 2004, the Company has invested $46.8 million in capital expenditures across the portfolio.

Fourth Quarter 2004 Outlook

The Company expects comparable hotel RevPAR for the fourth quarter to increase approximately 5.0% to 7.0% over the fourth quarter 2003. Based upon this guidance, the Company estimates that for the fourth quarter 2004 its:

•	Pro forma income (loss) from continuing operations should be approximately ($0.6) million to $1.9 million;

•	Pro forma income (loss) from continuing operations per diluted share should be approximately ($0.02) to $0.06;

•	Pro forma EBITDA should be approximately $24.5 million to $27.5 million;

•	Pro forma Funds from Operations (FFO) to common stockholders should be approximately $10.9 million to $13.4 million;

•	Pro forma Funds from Operations (FFO) per diluted share should be approximately $0.35 to $0.42; and

•	Total capital expenditures for the portfolio should be $9.0 million to $11.0 million.

These figures do not take into account certain one-time expenses related to the Formation and Structuring Transactions.

Full Year 2004 Outlook

For the full year 2004, the Company expects RevPAR to increase approximately 6.0% to 7.0% over 2003. Based upon this guidance, the Company estimates that for the Year 2004 its:

•	Pro forma income from continuing operations should be approximately $9.1 million to $11.6 million;

•	Pro forma income from continuing operations per diluted share should be approximately $0.29 to $0.37;

•	Pro forma EBITDA should be approximately $109.3 million to $112.3 million;

•	Pro forma EBITDA includes a non-cash impairment loss of $7.4 million;

•	Pro forma Funds from Operations (FFO) to common stockholders should be approximately $53.8 million to $56.3 million;

•	Pro forma Funds from Operations (FFO) to common stockholders includes a non-cash impairment loss of $7.4 million; and

•	Pro forma Funds from Operations (FFO) per diluted share should be approximately $1.70 to $1.78; and

•	Total capital expenditures for the portfolio should be $55.8 million to $57.8 million.

These figures do not take into account certain one-time expenses related to the Formation and Structuring Transactions.

Disclosure regarding the non-GAAP financial measures EBITDA and FFO is included as an attachment to this release, along with reconciliation to net income (loss) or pro forma income (loss) from continuing operations.

2005 Outlook

The Company expects comparable hotel RevPAR to increase approximately 5.0% to 7.0% over 2004. Management will revisit guidance for the 2005 year in its fourth quarter earnings release.

Earnings Call

The company will host a conference call to discuss third quarter results on Thursday, December 2, 2004 at 8:00 a.m. PST. To participate in the live call, investors are invited to dial 1-800-218-8862 (for domestic callers) or 303-262-2140 (for international callers). A live webcast of the call will be available via the Investor Relations section of the Sunstone Hotel Investors’ website at www.sunstonehotels.com.

Sunstone Hotel Investors, Inc. is a lodging real estate company that currently owns 54 primarily upper-upscale and upscale hotel properties primarily operated under nationally-recognized companies, such as Marriott, Hilton, InterContinental and Hyatt. For further information; please visit the Company’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of December 2, 2004, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

We present the following two non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; and (2) Funds From Operations, or FFO.

EBITDA represents net income (loss) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002) defines FFO to mean net income (loss) (computed in accordance with GAAP), excluding gains and losses from debt restructuring and sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We believe that the presentation of FFO provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure.

We caution investors that amounts presented in accordance with our definitions of EBITDA and FFO may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA and FFO should not be considered as an alternative measure of our net income (loss), operating performance, cash flow or liquidity. EBITDA and FFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA and FFO can enhance your understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

*** financial tables follow ***

SUNSTONE HOTEL INVESTORS, INC.

Reconciliation of Net Income (Loss) to Non-GAAP Financial Measures

(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA

	Quarter Ended September 30,				Nine Months Ended September 30,
	Pro Forma 2004	2004	Pro Forma 2003	2003	Pro Forma 2004	2004	Pro Forma 2003	2003
Net income (loss)	$7,416	$4,520	$3,751	$3,215	$9,740	$(16,970)	$1,842	$(3,450)
Minority interest	1,624	39	822	16	2,133	(127)	403	16
Depreciation and amortization— continuing operations	14,104	14,742	12,912	13,205	41,483	43,014	38,840	39,432
Depreciation and amortization—discontinued operations	—	183	—	1,483	—	1,700	—	5,748
Interest expense—continuing operations	10,244	13,762	11,555	15,864	31,448	40,226	33,859	41,954
Interest expense—discontinued operations	—	454	—	1,789	—	1,854	—	5,007
Income taxes—continuing operations	—	415	—	76	—	280	—	435
Income taxes—discontinued operations	—	(432)	—	90	—	(436)	—	309

EBITDA	$33,388	$33,683	$29,040	$35,738	$84,804	$69,541	$74,944	$89,451

Gain/loss on sale of assets	$—	$838	$—	$(3,118)	$—	$1,220	$—	$(3,118)
Impairment loss—continuing operations	—	—	—	—	7,439	7,439	—	—
Impairment loss—discontinued operations	—	—	—	—	—	16,954	—	—

	$—	$838	$—	$(3,118)	$7,439	$25,613	$—	$(3,118)

Reconciliation of Net Income (Loss) to FFO to Common Stockholders

Net income (loss)	$7,416	$4,520	$3,751	$3,215	$9,740	$(16,970)	$1,842	$(3,450)
Real estate depreciation and amortization—continuing operations	11,344	14,410	10,511	13,097	33,199	41,882	31,418	38,881
Real estate depreciation and amortization— discontinued operations	—	183	—	1,483	—	1,700	—	5,748
Gain/loss on sale of assets	—	838	—	(3,118)	—	1,220	—	(3,118)

FFO to common stockholders	$18,760	$19,951	$14,262	$14,677	$42,939	$27,832	$33,260	$38,061

Impairment loss—continuing operations	—	—	—	—	7,439	7,439	—	—
Impairment loss—discontinued operations	—	—	—	—	—	16,954	—	—

	$—	$—	$—	$—	$7,439	$24,393	$—	$—

Common shares outstanding	31,635		31,635		31,635		31,635

SUNSTONE HOTEL INVESTORS, INC.

Reconciliation of Projected Pro Forma Net Income (Loss) to Non-GAAP Financial Measures

Quarter Ended December 31, 2004 and Year Ended 2004

(Unaudited)

Reconciliation of Projected Pro Forma Net Income (Loss) to EBITDA

	Quarter Ended December 31,		Year Ended December 31,
	Low End of Range	High End of Range	Low End of Range	High End of Range
Net income (loss)	$(600)	$1,900	$9,140	$11,640
Minority interest	(100)	400	2,033	2,533
Depreciation and amortization—continuing operations	14,100	14,100	55,583	55,583
Depreciation and amortization—discontinued operations	—		—
Interest expense—continuing operations	11,100	11,100	42,548	42,548
Interest expense—discontinued operations	—		—
Income taxes—continuing operations	—		—
Income taxes—discontinued operations	—		—

EBITDA	$24,500	$27,500	$109,304	$112,304

Gain/loss on sale of assets	$—	$—	$—	$—
Impairment loss—continuing operations	—	—	7,439	7,439
Impairment loss—discontinued operations	—	—	—	—
Amortization of deferred stock compensation	—	—	—	—

	$—	$—	$7,439	$7,439

Reconciliation of Projected Pro Forma Net Income (Loss) to FFO to Common Stockholders

Net income (loss)	$(600)	$1,900	$9,140	$11,640
Real estate depreciation and amortization—continuing operations	11,500	11,500	44,699	44,699
Real estate depreciation and amortization—discontinued operations	—		—
Gain/loss on sale of assets	—	—	—	—

FFO to common stockholders	$10,900	$13,400	$53,839	$56,339

Impairment loss—continuing operations	—	—	7,439	7,439
Impairment loss—discontinued operations	—	—	—	—

	$—	$—	$7,439	$7,439

Common shares outstanding	31,635	31,635	31,635	31,635

SUNSTONE HOTEL INVESTORS, Inc.

Pro Forma Hotel Operating Results

(unaudited)

	Quarter ended		Year-to-date ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Number of Hotels	54	54	54	54
Number of Rooms	13,183	13,183	13,183	13,183
% change in pro forma hotel RevPAR	6.6%		6.3%

Pro forma hotel operating profit margin (1)	27.5%	26.1%	27.1%	24.2%

Pro Forma Hotel Revenues
Room revenue	92,064	85,284	253,898	235,471
Food and beverage revenue	26,156	24,587	80,102	75,967
Other operating revenue	11,038	10,299	32,238	27,653

Total Pro Forma Hotel Revenues	129,258	120,170	366,238	339,091

Pro Forma Hotel Expenses
Room expense	20,063	19,420	56,218	54,442
Food and beverage expense	18,768	18,116	55,942	55,098
Other hotel expense	40,016	38,030	113,654	107,694
General and administrative expense	12,530	11,436	35,082	34,308
Management fee expense	2,295	1,828	6,117	5,650

Total Pro Forma Hotel Expenses	93,672	88,830	267,013	257,192

Pro Forma Hotel Operating Income	35,586	31,340	99,225	81,899

General and administrative—corporate	2,500	2,500	7,500	7,500
Depreciation and amortization	14,104	12,912	41,483	38,840
Impairment loss	0	0	7,439	0

Operating Income	18,982	15,928	42,803	35,559
Interest and other income	302	200	518	545
Interest expense	(10,244)	(11,555)	(31,448)	(33,859)
Minority interest	(1,624)	(822)	(2,133)	(403)
Provision for taxes	—	0	0	0

Income (loss) From Continuing Operations	7,416	3,751	9,740	1,842

(1)	Pro forma hotel operating profit margin is calculated as the pro forma hotel operating income divided by the pro forma hotel revenues per the schedule above.

SUNSTONE HOTEL INVESTORS, Inc.

Pro Forma Hotel Operating Statistics by Region

(unaudited)

			Quarter ended September 30, 2004			Quarter ended September 30, 2003			Percent Change in RevPAR
REGION	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar
California	19	4,048	83.7%	$106.68	$89.25	80.9%	$100.57	$81.37	9.7%
Other West (2)	16	3,440	75.7%	$79.23	$59.96	73.5%	$78.16	$57.41	4.4%
Midwest (1) (3)	8	2,616	68.6%	$111.00	$76.11	67.3%	$108.11	$72.81	4.5%
Middle Atlantic (4)	3	782	77.2%	$123.43	$95.27	76.9%	$119.98	$92.22	3.3%
South (5)	3	895	73.1%	$112.60	$82.34	72.1%	$107.00	$77.19	6.7%
Southwest (6)	4	1,322	82.0%	$76.42	$62.66	75.3%	$77.79	$58.60	6.9%

Total Portfolio	53	13,103	77.3%	$98.42	$76.09	74.9%	$95.33	$71.37	6.6%

			Year-to-date ended September 30, 2004			Year-to-date ended September 30, 2003			Percent Change in RevPAR
REGION	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar
California	19	4,048	79.0%	$101.66	$80.26	77.3%	$98.00	$75.72	6.0%
Other West (2)	16	3,440	69.1%	$80.05	$55.31	66.0%	$79.00	$52.17	6.0%
Midwest (1) (3)	8	2,616	64.1%	$109.44	$70.10	61.9%	$109.41	$67.75	3.5%
Middle Atlantic (4)	3	782	75.8%	$124.04	$94.03	67.8%	$127.29	$86.27	9.0%
South (5)	3	895	67.2%	$114.78	$77.09	66.8%	$108.08	$72.16	6.8%
Southwest (6)	4	1,322	80.3%	$80.80	$64.85	72.6%	$80.34	$58.36	11.1%

Total Portfolio	53	13,103	72.6%	$97.41	$70.68	69.5%	$95.66	$66.51	6.3%

(1)	Does not include Residence Inn by Marriott located in Rochester, Minnesota (opened June 2004)

(2)	Includes Colorado, Idaho, Oregon, Utah and Washington.

(3)	Includes Illinois, Michigan and Minnesota.

(4)	Includes New Jersey, New York and Pennsylvania.

(5)	Includes Georgia and Virginia

(6)	Includes Arizona, New Mexico and Texas

SUNSTONE HOTEL INVESTORS, Inc.

Pro Forma Hotel Operating Statistics by Brand

(unaudited)

			Quarter ended September 30, 2004			Quarter ended September 30, 2003			Percent Change in RevPAR
Brand	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar
Marriott (1)	24	5,661	78.8%	$105.19	$82.94	75.8%	$101.64	$77.03	7.7%
Hilton	6	1,559	78.8%	$128.45	$101.27	75.2%	$124.12	$93.34	8.5%
InterContinental	12	2,288	75.9%	$75.82	$57.55	73.9%	$75.42	$55.73	3.2%
Hyatt	4	1,029	79.9%	$107.43	$85.85	75.6%	$101.63	$76.80	11.8%
Other Franchise Affiliations (2)	4	1,331	78.0%	$80.39	$62.70	79.3%	$80.20	$63.60	-1.4%
Independent	3	1,235	68.1%	$79.40	$54.11	66.7%	$76.62	$51.12	5.9%

Total Portfolio	53	13,103	77.3%	$98.42	$76.09	74.9%	$95.33	$71.37	6.6%

			Year-to-date ended September 30, 2004			Year-to-date ended September 30, 2003			Percent Change in RevPAR
Brand	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	RevPar	Occupancy Percentages	Average Daily Rate	RevPar
Marriott (1)	24	5,661	74.3%	$106.05	$78.79	72.2%	$102.46	$74.01	6.5%
Hilton	6	1,559	72.7%	$121.48	$88.33	65.6%	$122.75	$80.48	9.8%
InterContinental	12	2,288	71.8%	$75.01	$53.89	69.7%	$74.83	$52.12	3.4%
Hyatt	4	1,029	72.5%	$102.58	$74.36	70.6%	$100.59	$70.99	4.7%
Other Franchise Affiliations (2)	4	1,331	75.6%	$81.94	$61.92	71.8%	$82.36	$59.12	4.7%
Independent	3	1,235	62.7%	$78.72	$49.33	58.7%	$78.66	$46.21	6.8%

Total Portfolio	53	13,103	72.6%	$97.41	$70.68	69.5%	$95.66	$66.51	6.3%

(1)	Does not include Residence Inn by Marriott located in Rochester, Minnesota (opened June 2004)

(2)	Includes Radisson, Sheraton and Wyndham

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